Exhibit 99.1

FICO Names Steve Weber as Chief Financial Officer

Weber is a veteran financial executive with nearly 20 years at the company

BOZEMAN, MT — May 15, 2023 — Global analytics software company FICO announced today that Steve Weber has been appointed as chief financial officer. Weber joined FICO in 2003 and was named interim chief financial officer in January 2023, succeeding Michael McLaughlin. FICO retained a global executive search firm and executed an extensive search before selecting Weber due to his proven track record, his deep knowledge of the FICO business, and his extensive experience as a financial leader.

“Steve stepped smoothly into the CFO role and has proven to the FICO board and leadership team that he is the best person for the role in the long term,” said Will Lansing, FICO’s chief executive officer. “He knows our business, our strategy and our stakeholders extremely well. We have full confidence in Steve and his leadership as we continue our growth momentum and execute our strategy.”

Weber joined FICO in 2003, and before taking on the interim CFO role, served as the company’s vice president – treasurer, tax and investor relations. At FICO, he has served as head of FP&A and has led several public bond issuances, managed syndicated bank lending, stewarded due diligence and integration for mergers and acquisitions and guided strategic financial planning.

“In my two decades at the company, I have seen FICO’s remarkable growth journey as a leader in AI, analytics and decision management,” said Weber. “We are uniquely positioned to build on our success in the years ahead with our scores and software offerings, and I welcome the opportunity to lead FICO’s world-class finance team as CFO.”

About FICO

FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 200 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail, transportation and supply chain, and many other industries. Using FICO solutions, businesses in nearly 120 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of rental cars are in the right place at the right time.

Learn more at http://www.fico.com/en.

Join the conversation at https://twitter.com/fico & https://www.fico.com/blogs/.

For FICO news and media resources, visit https://www.fico.com/en/newsroom.

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Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of COVID-19 on macroeconomic conditions and FICO’s business, operations and personnel, the success of the Company’s business strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, the effects of, and any changes in, laws and regulations applicable to the Company’s business or its customers, the failure to protect data privacy and security, the failure to realize the anticipated benefits of any acquisitions, or divestitures, and material adverse developments in global economic conditions or in the markets we serve. Additional information on these risks and uncertainties and other factors that could affect FICO’s future results are described from time to time in FICO’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2022 and its subsequent filings with the SEC. If any of these risks or uncertainties materializes, FICO’s results could differ materially from its expectations. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. FICO disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

FICO Media:	FICO Investors/Analysts:
Julie Huang press@fico.com +1 (925) 405-7803	Steven Weber +1 800-459-7125 investor@fico.com